UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 11, 2011

Delaware	1-34474	13-3070826
(State or other jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2511 Garden Road Building A, Suite 200 Monterey, California (Address of principal executive offices)	93940 (Zip Code)
(831) 642-9300
(Registrant's telephone number, including area code)
N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 11, 2011, Century Aluminum Company (the “Company”) entered into a Separation Agreement and General Release (the “Separation Agreement”) with Mr. Wayne Hale, our Executive Vice President and Chief Operating Officer.  Pursuant to the Separation Agreement, Mr. Hale will resign as an executive officer of the Company and as a director, officer or employee, as applicable, of the Company’s subsidiaries and affiliates effective May 11, 2011 (the “ Separation Date ”).  In order to ensure a smooth transition of his duties, Mr. Hale has also entered into a consulting agreement with the Company effective through December 31, 2011, unless earlier terminated (the “Consultant Agreement”), pursuant to which Mr. Hale will be paid $101,410 per month.  Mr. Hale’s current duties and responsibilities will be assumed by existing members of the Company’s management team.

Under the terms of the Separation Agreement, Mr. Hale has agreed to a general release of claims with respect to the Company (including any claims arising under Mr. Hale’s existing employment agreement or severance protection agreement with the Company) and is subject to non-disparagement, cooperation and confidentiality provisions. In consideration for his agreement to the general release and these restrictive covenants, the Company has agreed to pay Mr. Hale $2,255,192 (the “Separation Payment”).  The Separation Payment will be paid to Mr. Hale in substantially equal installments following the Separation Date through the currently existing term of his employment agreement (December 31, 2013), unless certain events occur.  In addition, Mr. Hale will be entitled to receive a pro-rata target annual bonus payment with respect to the period beginning on January 1, 2011 and ending on the Separation Date.

Pursuant to the Separation Agreement, (i) all unvested stock options previously granted to Mr. Hale, and scheduled to otherwise vest on July 1, 2011, will vest on the Separation Date, (ii) all time-vested performance share units and a pro-rata portion of all unvested cash-settled performance units held by Mr. Hale as of the Separation Date will vest on the Separation Date and (iii) a pro-rata portion of Mr. Hale’s outstanding awards under the Century Aluminum Long-Term Transformational Incentive Plan will vest on the Separation Date.

The foregoing summary of the material terms of the Separation Agreement and Consultant Agreement is qualified in its entirety by reference to the complete text of the Separation Agreement and Consultant Agreement, which are filed as Exhibits 10.1 and 10.2 hereto and are incorporated herein by reference.

Item 9.01.  Financial Statements and Exhibits

(d)  Exhibits

Exhibit Number	Description
10.1	Separation Agreement and General Release, dated May 11, 2011, by and among Century Aluminum Company and Wayne R. Hale.

10.2	Consultant Agreement, dated May 11, 2011, by and among Century Aluminum Company and Wayne R. Hale.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CENTURY ALUMINUM COMPANY
Date:	May 12, 2011	By:	/s/ William J. Leatherberry
Name: William J. Leatherberry Title: Executive Vice President, General Counsel and Secretary

Exhibit Index

Exhibit Number	Description
10.1	Separation Agreement and General Release, dated May 11, 2011, by and among Century Aluminum Company and Wayne R. Hale.

10.2	Consultant Agreement, dated May 11, 2011, by and among Century Aluminum Company and Wayne R. Hale.